Exhibit 1.1

Ozon Holdings PLC

Ordinary Shares,

in the form of American Depositary Shares

Underwriting Agreement

_______________, 2020

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282-2198

Ladies and Gentlemen:

Ozon Holdings PLC, a company incorporated under the laws of the Republic of Cyprus (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of            ordinary shares (the “Firm Shares”) to be delivered in the form of American Depositary Shares, each representing one of the Company’s ordinary shares, nominal value $0.001 per share (the “Firm ADSs”), and, at the election of the Underwriters, up to            additional ordinary shares (the “Optional Shares” and, together with the Firm Shares, the “Shares”) to be delivered in the form of            ADSs (the “Optional ADSs”). The Firm ADSs and the Optional ADSs that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “ADSs.”

The ADSs purchased by the Underwriters will be evidenced by American Depositary Receipts (“ADRs”) to be issued pursuant to a Deposit Agreement, dated as of        , 2020 (the “Deposit Agreement”), among the Company, The Bank of New York Mellon, as depositary (the “Depositary”), and the holders and beneficial owners from time to time of the ADRs.

1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) A registration statement on Form F-1 (File No. 333-249810) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement;” the Preliminary Prospectus relating to the Shares and ADSs that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus;” such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus;” any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication;” and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication;” and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares and ADSs is hereinafter called an “Issuer Free Writing Prospectus”;

(b) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission and (B) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 10(b) of this Agreement);

(c) For the purposes of this Agreement, the “Applicable Time” is [6:00]pm (New York City time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery

(as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(e) A registration statement on Form F-6 (File No. 333-[ 🌑 ]) in respect of the ADSs has been filed with the Commission; such registration statement in the form heretofore delivered to you has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “ADS Registration Statement”); and the ADS Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(f) A registration statement on Form 8-A (File No. 333-[ 🌑 ]) in respect of the registration of the Shares and ADSs under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), has been filed with the Commission; such registration statement in the form heretofore delivered to you has been declared effective by the Commission in such form; no other document with respect to such registration statement has heretofore been filed with the Commission; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (the various parts of such registration statement, including all exhibits thereto, each as amended at the time such part of the registration statement became effective, being hereinafter called the “Form 8-A Registration Statement”); and the Form 8-A Registration Statement when it became effective conformed, and any further amendments thereto will conform, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, and did not and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(g) Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus, (A) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (B) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case in (A) and (B), otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (1) any change in the share capital (other than as a result of (x) the exercise, if any, of share options or the award, if any, of share options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (y) the issuance, if any, of ordinary shares upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company or any of its subsidiaries or (2) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement and the Deposit Agreement, including the issuance and sale of the ADSs, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(h) The Company and its subsidiaries have good and marketable title in fee simple (or an equivalent of such legal title if no such title of fee simple is applicable in relevant jurisdiction) to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(i) The Company and each of its subsidiaries has been (A) duly organized and is validly existing and in good standing (to the extent that good standing is applicable in such jurisdiction) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (B) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (B), as disclosed in the Pricing Prospectus, or where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company has been listed in the Registration Statement;

(j) The Company has an authorized share capital as set forth in the Pricing Prospectus and all of the issued share capital of the Company has been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus; and all of the issued share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims described in the Pricing Prospectus and the Prospectus;

(k) The Shares, represented by ADSs, to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable; and the issuance of the Shares, represented by ADSs, is not subject to any preemptive or similar rights, other than any such preemptive or similar rights that have been waived or disapplied;

(l) The issue and sale of the Shares, represented by the ADSs, the deposit of the Shares with the Depositary against the issuance of the ADSs and ADRs evidencing the ADSs, the execution and delivery of this Agreement and the compliance by the Company with this Agreement and the Deposit Agreement and the consummation of the transactions contemplated in this Agreement, the Deposit Agreement and the Pricing Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the articles of association or by-laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of clauses (A) and (C) above for such conflicts, breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the issue and sale of the ADSs, for the deposit of the Shares with the Depositary against the issuance of ADSs and ADRs evidencing the ADSs to be delivered or the consummation by the Company of the transactions contemplated by this Agreement or the Deposit Agreement, except such as have been obtained under the Act for the registration of the Shares and ADSs, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, the approval for listing of the ADSs on the Nasdaq Global Select Market (the “Exchange”) and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the ADSs by the Underwriters;

(m) The Shares represented by the ADSs conform in all material respects to their description contained in the Registration Statement, Pricing Disclosure Package and the Prospectus, and each of this Agreement and the Deposit Agreement will conform in all material respects to its description in the Registration Statement, the Pricing Disclosure Package and the Prospectus; subject to the payment of the purchase price for each Share, the Shares will be validly issued, fully paid and may be freely deposited by the Company with the Depositary against issuance of ADSs and ADRs evidencing ADSs;

(n) Upon the due issuance by the Depositary of ADRs evidencing ADSs against the deposit of the Shares in accordance with the provisions of the Deposit Agreement, such ADRs evidencing ADSs will be duly and validly issued under the Deposit Agreement and will be freely transferable by the Company to or for the account of the several Underwriters; and except as described in the Registration Statement and the Pricing Prospectus, there are no restrictions on subsequent transfers of the Shares or the ADSs; persons in whose names such ADRs evidencing ADSs are registered will be entitled to the rights of registered holders of ADRs evidencing ADSs specified therein and in the Deposit Agreement;

(o) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering;

(p) Neither the Company nor any of its subsidiaries is (A) in violation of its articles of association or by-laws (or other applicable organizational document), (B) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (C) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (B) and (C), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(q) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of Share Capital and Articles of Association,” “Description of American Depositary Shares” and “Shares and ADSs Eligible for Future Sale”, insofar as they purport to constitute a summary of the terms of the Shares and the ADSs, under the caption “Material Tax Considerations” and under the caption “Underwriting,” insofar as they purport to describe the provisions of the laws (and conclusions thereunder) and documents referred to therein, are complete, accurate and fair summaries of such terms in all material respects;

(r) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(s) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(t) Based on the current and anticipated profile of the Company’s income, assets and operations, the Company believes that it was not in 2019, and does not currently expect to become, a “passive foreign investment company” as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended;

(u) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the ADSs, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(v) JSC “KPMG,” who have audited certain financial statements of the Company and its subsidiaries are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(w) Each of this Agreement and the Deposit Agreement is in proper form to be enforceable against the Company in the Republic of Cyprus in accordance with its terms; to ensure the legality, validity or enforceability in the Republic of Cyprus of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Republic of Cyprus or that any stamp, registration, documentary, issuance or transfer or other similar taxes or duties (“Stamp Taxes”) in the Republic of Cyprus be paid on or in respect of this Agreement, the Deposit Agreement or any other documents to be furnished hereunder;

(x) The Registration Statement, Pricing Prospectus, Prospectus, any Issuer Free Writing Prospectus, Form 8-A Registration Statement and ADS Registration Statement and the filing of each of the foregoing with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement, Form 8-A Registration Statement and ADS Registration Statement have been duly executed pursuant to such authorization by and on behalf of the Company;

(y) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that (i) has been designed to comply with the requirements of the Exchange Act, (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with applicable accounting principles. Except as disclosed in the Pricing Prospectus and the Prospectus, the Company is not aware of any material weaknesses in its internal control over financial reporting;

(z) Except as disclosed in the Pricing Prospectus, since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(aa) No holder of any of the Shares or the ADSs after the consummation of the transactions contemplated by this Agreement or the Deposit Agreement is or will be subject to any personal liability in respect of any liability of the Company by virtue only of its holding of any such Shares or ADSs; and except as set forth in the Pricing Prospectus, there are no limitations on the rights of holders of the Shares or the ADSs to hold, vote or transfer their securities;

(bb) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that are designed to comply with the requirements of the Exchange Act within the time period required; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(cc) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by the Deposit Agreement; this Agreement and the Deposit Agreement have been duly and validly authorized, executed and delivered by the Company, and the transactions contemplated hereby and thereby have been duly and validly authorized by the Company; and assuming due authorization, execution and delivery by the Depositary of the Deposit Agreement, the Deposit Agreement will constitute a valid and legally binding agreement of the Company, enforceable in accordance with its terms;

(dd) None of the Company, any of its subsidiaries nor any of their respective directors, officers or controlled affiliates, nor, to the knowledge of the Company, any agent, employee or other person acting on behalf of the Company or any of its subsidiaries has, or hereinafter will have, directly or indirectly, (A) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense or taken any act in furtherance thereof); (B) made, offered, promised or authorized any direct or indirect unlawful payment or gift of money or anything else of value; or (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law (collectively, the “Anti-Corruption Laws”);

(ee) The Company, its subsidiaries and its controlled affiliates have conducted their businesses in compliance with applicable Anti-Corruption Laws and have instituted and maintain policies and procedures designed to promote and ensure compliance with such laws and with the representation and warranty contained herein, and which are reasonably expected to ensure continued compliance therewith;

(ff) The Company will not directly or indirectly use the proceeds of the offering of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable Anti-Corruption Laws;

(gg) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of all applicable anti-money laundering and counter-terrorism financing laws, rules, regulations and guidelines, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, the Currency and Foreign Transactions Reporting Act of 1970, as amended, Russian Federal Law No. 115-FZ “On Combating the Legalization (Laundering) of Criminally Obtained Income and Funding of Terrorism,” the anti-money laundering and counter-terrorism financing laws, rules, regulations or guidelines of the various jurisdictions in which the Company or any of its subsidiaries conduct business or provide any product or service and any related or similar laws, rules, regulations or guidelines issued, administered or enforced by any governmental agency or regulatory body (collectively, the “Money Laundering Laws”) and no investigation, action, suit or proceeding by or before any court or governmental agency or regulatory body, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(hh) None of the Company or any of its subsidiaries or any director, officer or controlled affiliate, nor, to the knowledge of the Company, any agent or employee of the Company or any of its subsidiaries is, or is owned or controlled by one or more individuals or entities is, the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury or the United Nations Security Council (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions (at the time of this Agreement, Crimea, Sevastopol, Cuba, Iran, North Korea and Syria), and the Company will not directly or indirectly use the proceeds of the offering of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions in any manner that would result in a violation of Sanctions by any person that is a party to this Agreement or (B) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; for the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions in violation of applicable Sanctions (1) with any person who is or was the subject of Sanctions, or (2) in any country or territory, that at the time of the dealing or transaction is or was the subject of comprehensive Sanctions (at the time of the Agreement, Crimea, Sevastopol, Cuba, Iran, North Korea and Syria);

(ii) Neither the Company nor any of its subsidiaries or controlled affiliates, or any director, officer or, to the best knowledge of the Company, any employee thereof during the prior five years has (A) conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any government entity or similar agency or (B) been the subject of current, pending or, to the knowledge of the Company, threatened investigation, inquiry or enforcement proceedings for violations of applicable Anti-Corruption Laws, Money Laundering Laws, Environmental Laws (as defined below) or laws and regulations related to the enforcement of Sanctions;

(jj) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related notes, present fairly the financial position of the Company and its subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved. The accompanying notes, if any, present fairly in accordance with IFRS the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-IFRS financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(kk) The laws of the Republic of Cyprus, do not prohibit holders of ADSs and ADRs evidencing ADSs issued pursuant to the Deposit Agreement, subject to the Deposit Agreement, to seek enforcement of their rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company;

(ll) From the time of the initial confidential submission of a registration statement relating to the Shares with the Commission (or, if earlier, the first date on which a Written Testing-the-Waters Communication was made in reliance on Section 5(d) of the Act) through the date hereof, the Company has been and is (A) an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”) and (B) a “foreign private issuer” within the meaning of Rule 405 of the Act (a “Foreign Private Issuer”);

(mm) Since the date as of which information is given in the Pricing Prospectus and Prospectus, and except as may otherwise be disclosed in the Pricing Prospectus and Prospectus, the Company has not (A) issued or granted any securities, other than pursuant to employee benefit plans, Company Share Plans or other employee compensation plans or pursuant to outstanding options, rights, warrants or free shares, (B) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (C) entered into any material transaction not in the ordinary course of business or (D) declared or paid any dividends on its share capital;

(nn) Except where such would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, regulation, ordinance or code, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (“Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, and (C) there are no pending or, to the knowledge of the Company and its subsidiaries, threatened administrative, regulatory or judicial actions, suits, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings arising under any Environmental Laws against the Company or any of its subsidiaries;

(oo) Except as would not reasonably be expected to have a Material Adverse Effect (A) the Company and its subsidiaries own, possess or have a valid license to all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems and procedures), data, databases, algorithms, software, domain names, trademarks, service marks and trade names and all other intellectual property and proprietary rights (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their businesses; (B) to the Company’s knowledge, the Intellectual Property Rights owned by the Company or its subsidiaries (“Owned IP”) and the Intellectual Property Rights licensed to the Company or its subsidiaries, are valid, subsisting and enforceable, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any such Intellectual Property Rights; (C) all Owned IP is owned solely by, or is held through a valid license by, as the case may be, the Company and its subsidiaries free and clear of all liens, encumbrances and other similar restrictions; (D) none of the Company and its subsidiaries have received any notice alleging or is otherwise aware of any infringement, misappropriation, dilution or other violation of Intellectual Property Rights; (E) to the Company’s knowledge, no third party is infringing, misappropriating, diluting or otherwise violating, or has infringed, misappropriated, diluted or otherwise violated, any Owned IP or any Intellectual Property Rights exclusively licensed to the Company or any of its subsidiaries; (F) none of the Company or any of its subsidiaries infringe, misappropriate, dilute or otherwise violate, or has infringed, misappropriated, diluted or otherwise violated, any Intellectual Property Rights; (G) all employees, consultants and contractors engaged in the development of Intellectual Property Rights for or on behalf of the Company or any of its subsidiaries have executed and delivered a valid and enforceable invention assignment agreement whereby such employee, consultant or contractor assigns all of their right, title and interest (to the extent permitted by applicable law) in and to such Intellectual Property Rights to the Company or its subsidiaries, as applicable, and to the Company’s best knowledge, no such agreement has been breached or violated; and (H) the Company and its subsidiaries use, and have used, commercially reasonable efforts to protect the secrecy, confidentiality and value of all trade secrets and other confidential information used in the business of the Company and its subsidiaries and, to the Company’s knowledge, there has been no unauthorized use or disclosure; the Company and its subsidiaries are not a party to or bound by any licenses or binding agreements with respect to any intellectual property of any other person or entity that is material for the business of the Company and its subsidiaries that are required to be disclosed in the Registration Statement and the Prospectus and are not described therein in all material respects;

(pp) (A) The Company and its subsidiaries use and have used any and all software and other materials distributed under a “free,” “open source,” or similar licensing model (“Open Source Software”) in compliance with all license terms applicable to such Open Source Software; and (B) neither the Company nor any of its subsidiaries use or distribute or have used or distributed any Open Source Software in any manner that requires or has required (1) the Company or any of its subsidiaries to permit reverse engineering of any software code or other technology owned by the Company or any of its subsidiaries; (2) any software code or other technology owned by the Company or any of its subsidiaries to be (i) disclosed or distributed in source code form, (ii) licensed for the purpose of making derivative works or (iii) redistributed at no charge; or (3) the licensing of any patents owned by the Company and its subsidiaries, except with respect to clause (A) and (B), as would not have a Material Adverse Effect on the Company;

(qq) Except as would not reasonably be expected to have a Material Adverse Effect, (A) The Company and its subsidiaries comply with all internal and external privacy policies, contractual obligations, and applicable federal, local and foreign laws, statutes, judgments, orders, rules and regulations relating to data privacy, data security, or the collection, use, processing, acquisition, access, transfer, import, export, storage, retention, protection, disposal and disclosure (“Processing”) of Personal Data (as defined below) that is Processed by or on behalf of the Company and its subsidiaries (“Data Privacy and Security Obligations”). These Data Privacy and Security Obligations include the Payment Card Industry Data Security Standards and similar relevant industry standards; the Federal Law of the Russian Federation No. 152-FZ “On Personal Data” dated July 27, 2006, the Federal Law No. 149-FZ on Information, Information Technologies and Data Protection, and all applicable rules or regulations promulgated under such law and similar foreign laws, as applicable; (B) the Company and its subsidiaries each have a valid and legal right (whether contractually, by law, or otherwise) to Process all Personal Data that is Processed by or on behalf of the Company and its subsidiaries in connection with the use and/or operation of their products, services and business; (C) the Company and its subsidiaries have not received any notification, inquiry or complaint regarding, and there are no other facts that could reasonably indicate material, non-compliance with any Data Privacy and Security Obligation; and (D) there is no action, suit or proceeding by or before any governmental entity pending or, to the knowledge of the Company, threatened alleging non-compliance or potential non-compliance with any Data Privacy and Security Obligation. For the avoidance of doubt, “Personal Data” shall mean all data Processed by or on behalf of the Company and its subsidiaries relating to an identifiable natural person, household or device or that allows the identification of a natural person, including any information defined as “personal data,” “personal information” or other similar terms as defined by applicable Data Privacy and Security Obligations;

(rr) The Company and its subsidiaries have established and maintain an information security program that includes: (A) implementing administrative, technical and physical safeguards that are designed to protect the security, confidentiality and integrity of all Personal Data Processed in information technology systems and all Personal Data that is Processed in connection with the operation of the Company and its subsidiaries’ businesses; (B) contractually requiring third parties who receive access to or Process Personal Data to comply with applicable Data Privacy and Security Obligations; (C) maintaining disaster recovery, business continuity, incident response, information technology, information security, cyber security and data protection controls, policies and procedures; and (D) implementing protections against loss, misuse, or unauthorized access to the Personal Data in information technology systems used by or on behalf of the Company and its subsidiaries, or other data security incident requiring notification to any person or any governmental or regulatory agency, body or authority under Data Privacy and Security Obligations (“Data Breach”). The Company and its subsidiaries have not suffered any Data Breach or any other breach, attack or other compromise to any of the Company IT systems (as defined below), nor have they been required to notify any person or any governmental or regulatory agency, body or authority of a Data Breach, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company’s information technology systems operate and perform as necessary to operate the Company’s and its subsidiaries’ respective businesses and do not contain any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “ransomware,” “worm” or other disabling or malicious codes, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ss) The Company and its subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases, websites and equipment used to process, store, maintain and operate data, information and functions used in connection with the business of the Company and its subsidiaries, including those used to process online order and payment services (the “Company IT Systems”), and the Company and its subsidiaries are not dependent in any material respects on any facilities or systems that are not under the ownership or control of the Company and its subsidiaries. The Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its subsidiaries as currently conducted, and have not malfunctioned or failed at any time, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and its subsidiaries have implemented backup, security and disaster recovery technology consistent in all material respects with applicable regulatory standards;

(tt) Except as disclosed in the Pricing Prospectus and the Prospectus, the Company and its subsidiaries have taken precautions that they reasonably believe to be appropriate, including contingency plans, back-up facilities and disaster recovery technology processes consistent with industry standard practices, and necessary to protect the computer systems (hardware and software) and information technologies and related systems (such as networks) implemented or used by the Company and its subsidiaries against (A) overload, failure, limitation of system capacities, manual misuses and other interruptions of regular business operations; (B) fire, explosion, flood, any calamity or other interruptions of regular business operations; and (C) unauthorized access or manipulation by third parties, in order to ensure that the events under (A) through (C) above would not have or be reasonably expected to have a Material Adverse Effect on the Company and its subsidiaries;

(uu) The Company and its subsidiaries (A) possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, including those described under the heading “Regulation”, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; (B) all licenses, franchises, permits, authorizations, approvals, orders and other concessions of the Company and its subsidiaries have been obtained in full compliance with the laws of each jurisdiction in which the Company and its subsidiaries own or lease properties or conduct any business, have not been revoked, are in full force and effect and, to the knowledge of the Company, will be renewed upon expiration on substantially the same terms, except where the revocation would not, individually or in the aggregate, have a Material Adverse Effect and (C) except where such breach will not individually or in the aggregate have a Material Adverse Effect, the Company and its subsidiaries are not in breach of or in default under the terms of any such licenses, franchises, permits, authorizations, approvals, orders or other concessions, and there are no circumstances or proceedings of which the Company is aware that indicate that any of them may be, or if determined adversely to the Company and its subsidiaries may cause any of them to be, revoked, rescinded, voided or repudiated or not renewed, in whole or in part, except where such revocation, rescission, voidness, repudiation or non-renewal would not individually or in the aggregate have a Material Adverse Effect;

(vv) The Company and its subsidiaries, taken as a whole, are in compliance with any law, regulation or governmental decree relating to media law, copyright law, advertising law, consumer protection law, labor law, antitrust law and criminal law or online payment service regulations of the jurisdictions in which the Company and its subsidiaries are engaged in their business, except where such noncompliance would not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries, taken as a whole;

(ww) Except as described in the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company or any subsidiary and any person granting such person the right to require the Company or any subsidiary to file a registration statement under the Act with respect to any securities of the Company or any subsidiary owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement, the ADS Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act; no person has any preemptive rights, priority rights, resale rights, rights of first refusal or other rights to purchase any Shares, ADSs or any other share capital or other equity interest in the Company or any of its subsidiaries; and no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares in the form of ADSs, that have not been complied with or otherwise effectively waived;

(xx) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package;

(yy) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares and ADSs;

(zz) Except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company and its subsidiaries have paid all taxes and filed all tax returns required to be paid or filed by them through the date hereof except for those taxes and tax returns whose failure to pay or file would not have a Material Adverse Effect either individually or in the aggregate, and whose validity is being contested in good faith and the reserves with respect thereto have been made on the books and records of the Company in accordance with accounting principles applicable to the Company, and (ii) there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets that either individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect;

(aaa) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(bbb) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(ccc) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(ddd) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) no governmental approvals are currently required in the Republic of Cyprus or the Russian Federation in order for (1) the Company to pay dividends or other distributions declared by the Company to the Depositary or the holders of Shares or (2) the subsidiaries of the Company to pay dividends or other distributions declared by such subsidiary to the Company; and (B) under current laws and regulations of the Republic of Cyprus and the Russian Federation and any political subdivision thereof, (x) any amounts payable with respect to the Shares upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the share capital of the Company or the ADSs may be paid by the Company or the Depositary, respectively, in United States dollars and freely transferred out of the Republic of Cyprus or the Russian Federation, and (y) under applicable laws and regulations in effect on the date hereof, no such payments made to the Depositary or the holders thereof or therein who are nonresidents of the Republic of Cyprus or the Russian Federation, as applicable, will be subject to income, withholding or other taxes under laws and regulations of the Republic of Cyprus or the Russian Federation or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any income taxes or any withholding or deduction for taxes in the Republic of Cyprus or the Russian Federation or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Republic of Cyprus or the Russian Federation or any political subdivision or taxing authority thereof or therein;

(eee) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no Stamp Taxes and no withholding taxes are payable under the laws and regulations in effect on the date hereof of the Republic of Cyprus, the Russian Federation, or any jurisdiction in which the Company is organized or incorporated, engaged in business or is otherwise resident for tax purposes, has a permanent establishment or a permanent representative, or from or through which payment is made on behalf of the Company (each such jurisdiction, a “Relevant Taxing Jurisdiction”) or any political subdivision or taxing authority thereof or therein by or on behalf of the Underwriters in connection with (A) the creation, allotment and issuance of the Shares represented by the ADSs to be issued, (B) the deposit with the Depositary of the Shares by the Company against the issuance of the ADSs and ADRs evidencing the ADSs to be sold by the Company; (C) the issuance, sale and delivery by the Company of the Shares in the form of ADSs to be sold by the Company; (D) the issuance and delivery by the Depositary of the ADSs to or for the account of the Underwriters; (E) the execution and delivery of this Agreement, the Deposit Agreement or the consummation of the transactions contemplated by this Agreement; or (F) the initial transfer of, or agreement to transfer, the ADSs (or interests in the ADSs) through the facilities of the Depositary Trust Company (“DTC”) to purchasers produced by the Underwriters in the manner contemplated by this Agreement;

(fff) It is not necessary under the laws of the Republic of Cyprus that any Underwriter be licensed, qualified or entitled to carry on business in the Republic of Cyprus to enable such Underwriter to enforce its respective rights under this Agreement or the performance of the terms and conditions of this Agreement outside of the Republic of Cyprus; the Underwriters will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Republic of Cyprus solely by reason of the issuance, acceptance, delivery, performance or enforcement of this Agreement;

(ggg) The choice of the law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Republic of Cyprus and the Russian Federation and will be recognized by the courts in the Republic of Cyprus and the Russian Federation, subject to the conditions and restrictions described under the caption “Enforcement of Civil Liabilities” in the Registration Statement, the Disclosure Package and the Prospectus. The Company has the power to submit, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York State and United States Federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court;

(hhh) The submission by the Company in Section 19 of this Agreement to the exclusive jurisdiction of the federal or state courts of the United States of America located in the city and County of New York, constitutes a valid and legally binding obligation of the Company and service of process made in the manner set forth in this Agreement will be effective to confer valid personal jurisdiction over the Company for purposes of proceedings in such courts under the laws of the Republic of Cyprus and the Russian Federation;

(iii) Any final judgment for a fixed sum of money rendered by a New York court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be recognized and enforced by the Republic of Cyprus, without re-examining the merits of the case under the common law doctrine of obligation, and the Cypriot courts will not re-examine the merits of the case, provided that expert evidence is provided that the judgment is valid, final and enforceable in the country of origin. The judgment must be for a sum of money and not an injunction; and

(jjj) There are no debt securities or preferred stock issued, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

2. Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per ADS of $ , the number of Firm ADSs set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional ADSs as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2 (provided that the purchase price per Optional ADS shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm ADSs but not payable on the Optional ADSs), that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional ADSs) determined by multiplying such number of Optional ADSs by a fraction, the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional ADSs that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to    Optional ADSs, at the purchase price per ADS set forth in the paragraph above, for the sole purpose of covering sales of ADSs in excess of the number of Firm ADSs, provided that the purchase price per Optional ADS shall be reduced by an amount per ADS equal to any dividends or distributions declared by the Company and payable on the Firm ADSs but not payable on the Optional ADSs. Any such election to purchase Optional ADSs may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by you of the release of the Firm ADSs, the several Underwriters propose to offer the Firm ADSs for sale upon the terms and conditions set forth in the Pricing Prospectus and the Prospectus.

4. (a) The ADSs to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives in the form of ADSs, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the ADRs representing the ADSs to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm ADSs, 9:30 a.m., New York City time, on , 2020 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional ADSs, 9:30 a.m., New York time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional ADSs, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm ADSs is herein called the “First Time of Delivery”, such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the ADSs and any additional documents requested by the Underwriters pursuant to Section 9(n) hereof, will be delivered at the offices of Latham & Watkins (London) LLP, 99 Bishopsgate, London EC2M 3XF (the “Closing Location”), and the ADSs will be delivered at the Designated Office, all at such Time of Delivery. A telephonic meeting will be held at the Closing Location at [ 🌑 ] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on that banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which has not been approved by you promptly after reasonable notice thereof; to advise you, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all materials required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after the Company receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the ADSs, of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the ADSs for offering and sale under the securities laws of such jurisdictions as you may request and to use commercially reasonable efforts to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any such jurisdiction in which it was not otherwise subject to taxation;

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the ADSs and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the ADSs at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its shareholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or except in the case of a registration statement on Form S-8 as described below, file with or confidentially submit to the Commission a registration statement under the Act relating to any Shares, ADSs or any securities of the Company that are substantially similar to the Shares or ADSs, including but not limited to any options or warrants to purchase Shares or ADSs or any securities that are convertible into or exchangeable for, or that represent the right to receive, Shares or ADSs or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition, confidential filing or filing or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or ADSs or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of ADSs or such other securities, in cash or otherwise (other than (i) the Shares in the form of ADSs to be sold hereunder, (ii) the Shares or ADSs to be issued, transferred, allotted or sold in the private placement transactions with each of Baring Vostok and its affiliates and Sistema PJSFC and its affiliates that are concurrent with the Offering as disclosed in the Pricing Disclosure Package, (iii) the grant of awards pursuant to employee stock option plans existing on, or the issuance of Shares or ADSs upon the exercise, conversion or exchange of options or convertible or exchangeable securities outstanding as of, the date of this Agreement or the First Time of Delivery, or as disclosed in the Pricing Disclosure Package, or (iv) the filing of a registration statement on Form S-8 in connection with the registration of Shares issuable under employee stock option plans, incentive plans or otherwise in equity compensation arrangements existing on the date of this Agreement or the First Time of Delivery or as disclosed in the Pricing Disclosure Package), without the prior written consent of Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC;

(B) If Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 9(m) for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex II hereto through a major news service at least two business days before the effective date of the release or waiver.

(f) For so long as the Company is subject to the reporting requirements of either Section 13 of 15(d) of the Exchange Act, to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its shareholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail, provided that, no reports, documents or other information need to be furnished pursuant to this Section 5(f) to the extent they are available on the Commission’s EDGAR system;

(g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, however, that any report, communication or financial statement that is furnished or filed by the Company and publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to you at the time furnished to or filed with the Commission;

(h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds;”

(i) To use its best efforts to list, subject to notice of issuance, the ADSs on the Exchange;

(j) To file with the Commission such information on Form 6-K or Form 20-F as may be required by Rule 463 under the Act;

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., New York City time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the ADSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(m) To promptly notify you if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of the ADSs within the meaning of the Act and (B) the last Time of Delivery; and

(n) To indemnify and hold each of the Underwriters harmless against Stamp Taxes, including interest and penalties, which are or may be required to be paid under the laws and regulations of any Relevant Taxing Jurisdiction or any taxing authority thereof or therein in connection with the creation, issuance, sale and delivery of the Shares and ADSs to the Underwriters and the resale and delivery by the Underwriters of the Shares and ADSs in the manner contemplated by this Agreement and the execution and delivery of this Agreement and the Deposit Agreement.

6. (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the ADSs that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission;

(d) The Company represents and agrees that (A) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (B) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communications, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications;

(e) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

7. Solely for the purposes of Article 9(8) of the Commission Delegated Directive 2017/593 (the “Delegated Directive”) regarding the responsibilities of Manufacturers under the Product Governance requirements contained within: (a) Directive 2014/65/EU on markets in financial instruments, as amended (“MiFID II”); (b) Articles 9 and 10 of the Delegated Directive; and (c) local implementing measures (the “MiFID II Product Governance Requirements”), each Underwriter acknowledges to the other Underwriters that it understands the responsibilities conferred upon it under the MiFID II Product Governance Requirements relating to: (i) the target market for the offering; (ii) the eligible distribution channels for dissemination of the Shares, each as set out in the Prospectus; and (iii) the requirement to carry out a product approval process.

8. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (A) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the ADSs under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (B) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Deposit Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the ADSs; (C) all expenses in connection with the qualification of the ADSs for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (D) all fees and expenses in connection with listing the ADSs on the Exchange; (E) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the ADSs, provided that the reasonable and documented fees of counsel for the Underwriters relating to subclauses (C) and (E) of this Section 8 shall not exceed $35,000 in the aggregate; (F) the cost of preparing stock certificates; (G) the cost and charges of any transfer agent or registrar; (H) any and all Stamp Taxes (including any VAT) payable in connection with the offer and sale of the Shares and ADSs by the Company to the Underwriters and resales by the Underwriters (including, without limitation, any such taxes or duties imposed as a result of the registration of any of the ADSs or the issue or transfer of any of the ADSs to any provider of clearance services or depository receipt services) to the purchasers thereof in the manner contemplated by this Agreement; and (I) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 8. It is understood, however, that, except as provided in this Section 8, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, and any advertising expenses connected with any offers they may make.

9. The obligations of the Underwriters hereunder, as to the ADSs to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., New York City time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Latham & Watkins LLP, U.S. counsel for the Underwriters, shall have furnished to you their written opinion or opinions and 10b-5 statement, dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Chrysses Demetriades & Co. LLC, Cyprus counsel for the Underwriters, shall have furnished to you their written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(d) Debevoise & Plimpton LLP, U.S. counsel for the Company, shall have furnished to you their written opinion and 10b-5 statement, dated such Time of Delivery, in form and substance previously agreed upon and satisfactory to you;

(e) Antis Triantafyllides & Sons LLC, Cyprus counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance previously agreed upon and satisfactory to you;

(f) Debevoise & Plimpton LLP, Russian Federation counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance previously agreed upon and satisfactory to you;

(g) Deloitte Consulting LLC, Russian Federation tax advisors for the Company, shall have furnished to you their written advice, dated such Time of Delivery, in form and substance satisfactory to you;

(h) Emmet, Marvin & Martin, LLP, counsel for the Depositary, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(i) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, JSC “KPMG” shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(j) (A) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (B) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the share capital or long-term debt of the Company or any of its subsidiaries or any change or effect, or any development involving a prospective change or effect, in or affecting (1) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus and the Prospectus, or (2) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the ADSs, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (A) or (B), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(k) On or after the Applicable Time there shall not have occurred any of the following: (A) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on the Exchange; (B) a suspension or material limitation in trading in the Company’s securities on the Exchange; (C) a general moratorium on commercial banking activities in the Republic of Cyprus, the Russian Federation or the United States declared by the relevant authorities or a material disruption in commercial banking or securities settlement or clearance services in the Republic of Cyprus, the Russian Federation or the United States; (D) a change or development involving a prospective change in taxation affecting the Company, any of its subsidiaries or the Shares or the ADSs or the transfer thereof; (E) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any governmental agency materially affecting the business or operations of the Company or its subsidiaries; (F) the outbreak or escalation of hostilities involving the Republic of Cyprus, the Russian Federation or the United States or the declaration by the Republic of Cyprus, the Russian Federation or the United States of a national emergency or war; or (G) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the Republic of Cyprus, the Russian Federation or the United States or elsewhere, if the effect of any such event specified in clause (D), (E), (F) or (G) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(l) The ADSs to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(m) The Company shall have obtained and delivered to the Underwriters executed copies of a lock-up letter from (A) each shareholder of the Company listed on Annex I hereto, (B) each member of the Company’s board of directors and (C) each executive officer of the Company identified in the Registration Statement, substantially to the effect set forth in Section 5(e) hereof in form and substance satisfactory to you;

(n) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(o) The Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (j) of this Section 9 and as to such other matters as you may reasonably request;

(p) There shall not be any litigation, proceedings, investigations, processes for administrative sanctions or other actions initiated or threatened by or before any governmental agency, in each case with due authority, against or involving any party hereto, in the Republic of Cyprus or elsewhere, that seeks to declare non-compliant, unlawful or illegal, under the Republic of Cyprus laws, rules and regulations, the issuance and sales of the Shares and ADSs, the listing and trading of the ADSs on the Exchange or the transactions contemplated by this Agreement and the Deposit Agreement;

(q) The Company’s Chief Financial Officer shall have furnished, on the date of the Prospectus and at a time prior to the execution of this Agreement and at such Time of Delivery, a certificate dated the date of the Prospectus and such Time of Delivery, respectively, as set forth in Annex III hereto;

(r) The Deposit Agreement shall be in full force and effect; and

(s) At each Time of Delivery, the Underwriters shall have received a certificate of the Depositary, in form and substance satisfactory to the Underwriters, executed by one of its authorized officers with respect to the deposit with the custodian under the Deposit Agreement of the Shares in the form of ADSs to be purchased against the issuance of the ADRs evidencing such ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

10. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (in the case of the Preliminary Prospectus, the Pricing Prospectus or the Prospectus, in light of the circumstances under which they were made) and will reimburse each Underwriter for any documented legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the ADS Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any roadshow or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter

Information; and will reimburse the Company for any documented legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [ 🌑 ] paragraph under the caption “Underwriting,” and the information contained in the [ 🌑 ] paragraph under the caption “Underwriting.”

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 10 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 10. In case any such action shall be brought against any indemnified party, it shall notify the indemnifying party of the commencement thereof, in which case the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable documented costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any documented legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

11. (a) If any Underwriter shall default in its obligation to purchase the ADSs that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such ADSs, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such ADSs on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such ADSs, or the Company notifies you that it has so arranged for the purchase of such ADSs, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such ADSs.

(b) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased does not exceed one-eleventh of the aggregate number of all the ADSs to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of ADSs which such Underwriter agreed to purchase hereunder) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased exceeds one-eleventh of the aggregate number of all the ADSs to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase ADSs of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional ADSs) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the ADSs.

13. If this Agreement shall be terminated pursuant to Section 11 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 8 and 10 hereof; but, if for any other reason, any ADSs are not delivered by or on behalf of the Company as provided herein or the Underwriters decline to purchase the ADSs for any reason permitted under this Agreement, the Company will reimburse the Underwriters through you for all reasonable and documented out-of-pocket expenses approved in writing by you, including reasonable and documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the ADSs not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

14. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you by Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC on behalf of you as the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the Representatives at: Morgan Stanley & Co. LLC 1585 Broadway, New York, New York 10036 Attention: Equity Syndicate Desk, and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; and if to any shareholder that has delivered a lock-up letter described in Section 9(m) hereof shall be delivered or sent by mail to his or her respective address provided in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 10(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in the Registration Statement, which address will be supplied to the Company by you upon request; provided, however, that notices under Section 5(e) hereof shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to you as the Representatives at Morgan Stanley & Co. LLC 1585 Broadway, New York, New York 10036 Attention: Equity Syndicate Desk, and Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282-2198, Attention: Control Room. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

16. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

17. The Company acknowledges and agrees that (A) the purchase and sale of the ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (B) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (C) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (D) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

19. (a) This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The Company irrevocably submits to the exclusive jurisdiction of any New York State or United States Federal court sitting in the Borough of Manhattan in The City of New York (the “Specified Courts”) over any suit, action or proceeding arising out of or relating to this Agreement, the Prospectus, the Registration Statement or the offering of the Shares (each, a “Related Proceeding”). The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Related Proceeding brought in such a court and any claim that any such Related Proceeding brought in such a court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any Specified Court with respect to itself or its property, the Company irrevocably waive, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

(b) In connection with this Agreement, the Company has irrevocably appointed Puglisi & Associates, as its authorized agent in the city of New York upon which process may be served in any such suit or proceeding, and the Company agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 14, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

(c) Notwithstanding any contrary provision of this Agreement, before a party which is party to a Dispute has commenced or taken any step in proceedings relating to such Dispute pursuant to paragraph (a) above (including, for the avoidance of doubt, as a defendant to such proceedings), but in any event within 30 days of receipt by the defendant party of service of process, it may elect by notice in writing (an “Election Notice”) to all other parties to the Dispute that such Dispute shall instead be resolved by arbitration in accordance with this paragraph (c). Following valid service of such an Election Notice, no court shall have jurisdiction in respect of such Dispute, and any proceedings commenced under paragraph (a) in respect of such Dispute shall be voluntarily withdrawn by the Party that commenced such proceedings.

If any Party has validly served an Election Notice in respect of any Dispute in accordance with this paragraph (c), such Dispute shall be referred to and finally resolved by arbitration under the International Arbitration Rules of the International Centre for Dispute Resolution (“ICDR”) in accordance with this paragraph (c).

(i) The arbitral tribunal shall consist of three arbitrators, each of whom shall be a member of the New York State Bar. The claimant(s), irrespective of number, shall jointly nominate one arbitrator within 30 days after the commencement of the arbitration; the respondent(s), irrespective of number, shall jointly nominate the second arbitrator within 30 days after the commencement of the arbitration; and a third arbitrator, who shall serve as presiding arbitrator, shall be nominated by the two arbitrators nominated by or on behalf of the claimant(s) and respondent(s) within 30 days of the date of nomination of the later of the two arbitrators nominated by or on behalf of the claimant(s) and respondent(s). If any of the arbitrators is not nominated within the applicable time period stated in this paragraph (c)(i) such arbitrator shall be appointed by the ICDR as soon as possible, preferably within 15 days.

(ii) Notwithstanding paragraph (c)(i) above, in the event that there are two or more claimants or respondents in an arbitration commenced in accordance with this paragraph (c) and either the multiple claimants or respondents fail to nominate an arbitrator within 30 days after the commencement of the arbitration, all three arbitrators shall be appointed by the ICDR as soon as possible, preferably within 15 days of such failure, and the ICDR shall designate one of them as presiding arbitrator.

(iii) The seat of arbitration shall be New York, New York and the language of the arbitration shall be English.

20. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

21. The Company agrees to indemnify the Underwriters against any loss incurred by the Underwriters as a result of any judgment or order being given or made against the Company for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (A) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (B) the rate of exchange in The City of New York at which such party on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such party if such party had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such party’s receipt thereof. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. If the United States dollars so purchased are greater than the sum originally due to the Underwriters hereunder, the Underwriters agree to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriters hereunder. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

22. The Company agrees that, except as otherwise required by applicable law, all amounts payable by the Company hereunder shall be paid free and clear of, and without deductions or withholdings of, or reductions for, or on account of, any current or future taxes, levies imposts, duties, charges or other deductions or withholdings levied in any Relevant Taxing Jurisdiction or any taxing authority thereof or therein, unless such deduction or withholding is required by applicable law. If any sum payable by the Company under this Agreement is subject to tax levied in a Relevant Taxing Jurisdiction in the hands of an Underwriter or taken into account as a receipt in computing the taxable income of such Underwriter (excluding net income taxes on fees, commission, net gain or similar income), the sum payable to such Underwriter under this Agreement shall be increased to such sum as will ensure that such Underwriter shall receive the sum it would have had in the absence of such tax, deduction or withholding; except to the extent that such tax, deduction or withholding was imposed due to (A) an Underwriter having any present or former connection with such jurisdiction other than solely as a result of the execution and delivery of, or performance of, its obligations under this Agreement or receipt of any payments or enforcement of rights hereunder or (B) the failure of an Underwriter to provide any form, certificate, document or other information that would have reduced or eliminated such tax, withholding or deduction upon reasonable written request by the Company. Upon the written request of the Underwriters, the Company will obtain and provide certified copies of tax receipts evidencing payment of any taxes so deducted or withheld (or, if certified copies are not available despite reasonable efforts of the Company, other evidence of payment reasonably satisfactory) to the Underwriters.

23. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

24. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

25. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

OZON HOLDINGS PLC

By:
Name:
Title:

[Signature page to Underwriting Agreement]

Accepted as of the date hereof:

Morgan Stanley & Co. LLC

By:
Name:
Title:

On behalf of each of the Underwriters

[Signature page to Underwriting Agreement]

Goldman Sachs & Co. LLC

By:
Name:
Title:

On behalf of each of the Underwriters

[Signature page to Underwriting Agreement]

SCHEDULE I

	Total Number of	Number of Optional
	Firm ADSs	ADSs to be
Underwriter	to be Purchased	Purchased if Maximum Option Exercised
Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC
Citigroup Global Markets Inc.
UBS Securities LLC
Sberbank CIB (UK) Limited
VTB Capital plc
Renaissance Securities (Cyprus) Limited

Total

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

[Electronic roadshow dated             , 2020]

(b) Additional Documents Incorporated by Reference:

[None]

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per ADS for the ADSs is $

The number of ADSs purchased by the Underwriters is.

[Any additional information TBC]

(d) Written Testing-the-Waters Communications:

ANNEX I

Form of Lock-up Agreement

Ozon Holdings PLC

Lock-Up Agreement

______________, 2020

Morgan Stanley & Co. LLC

Goldman Sachs & Co. LLC

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Re: Ozon Holdings PLC—Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that you, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Ozon Holdings PLC, a company incorporated under the laws of the Republic of Cyprus (the “Company”), providing for a public offering (the “Offering”) of American Depositary Shares (the “ADSs”) representing ordinary shares of the Company (the “Shares”) pursuant to a Registration Statement on Form F-1 to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the ADSs, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date set forth on the final prospectus used to sell the ADSs (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any ADSs or Shares, or any options or warrants to purchase any ADSs or Shares, or any securities convertible into, exchangeable for or that represent the right to receive ADSs or Shares (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such ADSs, Shares or Derivative Instruments now owned or hereafter acquired by the undersigned (including holding as a custodian), (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined), which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any ADSs, Shares or Derivative Instruments, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of ADSs, Shares or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. For the avoidance of doubt, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other ADSs or Shares the undersigned may purchase in the Offering.

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, (i) Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of ADSs or Shares, Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s ADSs or Shares:

(i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein,

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value and the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that there is no public disclosure or filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that is required to be made or made voluntarily,

(iii) as dispositions of ADSs or Shares or other securities to any corporation, partnership, limited liability company or other entity, in each case, all of the beneficial ownership interests of which are held by the undersigned or the immediate family of the undersigned in a transaction not involving a disposition for value, provided that any party to the transfer thereof agrees to be bound in writing by the restrictions set forth herein and there is no public disclosure or filing under the Exchange Act that is required to be made or made voluntarily, reporting a reduction in beneficial ownership of Shares in connection with such transfer,

(iv) by will or intestacy, provided that the beneficiary thereof agrees to be bound in writing by the restrictions set forth herein and there is no public disclosure or filing under the Exchange Act that is required to be made or made voluntarily, reporting a reduction in beneficial ownership of shares in connection with such transfer,

(v) as a disposition of ADSs or Shares to the Company or the retention of ADSs or Shares by the Company (a) to satisfy tax withholding obligations in connection with the exercise of options to purchase ADSs or Shares, the vesting of restricted share units, the settlement of deferred share units or the vesting or settlement of other share-based awards granted pursuant to employee benefit or compensation plans of the Company or (b) in connection with employee benefit or compensation plans of the Company as disclosed in the Registration Statement (as defined in the Underwriting Agreement), in each case where any ADSs or Shares received by the undersigned upon any such exercise, vesting or settlement will be subject to the restrictions contained in this Lock-up Agreement,

(vi) pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of ADSs or Shares involving a Change of Control (as defined below) of the Company, provided that the ADSs or Shares that are not transferred, sold or tendered remain subject to the Lock-up Period or in the event of such tender offer, merger, consolidation or other such transaction is not completed, the ADSs or Shares owned by the undersigned shall remain subject to the restrictions contained in this Lock-Up Agreement,

(vii) as any deposit of Shares with the Depositary (as defined in the Underwriting Agreement), in exchange for the issuance of the ADSs representing Shares so deposited, provided that the ADSs shall remain subject to the restrictions contained in this Lock-up Agreement,

(viii) in connection with any open market transactions relating to ADSs or Shares acquired from time to time by the undersigned after completion of the Offering, provided that there is no public disclosure or filing under the Exchange Act that is required to be made or made voluntarily, reporting a reduction in beneficial ownership of shares in connection with such transfer or

(ix) with the prior written consent of Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC on behalf of the Underwriters.

For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin, and “Change of Control” as used herein shall mean the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Company. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the shares of the Company to any wholly owned subsidiary of such corporation; provided, however, that in any such case and in the case of any transfer or distribution pursuant to clauses (i), (ii), (iii) and (iv), it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such shares subject to the provisions of this Lock-Up Agreement and there shall be no further transfer of such shares except in accordance with this Lock-Up Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clauses (i) through (ix) above, for the duration of this Lock-Up Agreement will have good and marketable title to the undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Shares except in compliance with the foregoing restrictions.

Notwithstanding any other provision to the contrary, this Lock-Up Agreement shall only be effective against the undersigned if each of the Company’s officers, directors and any other person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) 1% or more of the Shares before the Offering (each, a “Holder”) enter into, and are similarly restricted pursuant to, lock-up agreements imposing restrictions substantially similar to those restrictions contained herein (each an “Additional Lock-Up Agreement”).

If the Representatives release any Holder from the restrictions contained in an Additional Lock-Up Agreement (each such Holder, a “Released Holder,” and each such release, a “Lock-Up Release”), the same percentage of the Shares or ADSs held by the undersigned (calculated as the number of Shares or ADSs benefitting from such release divided by the total number of Shares or ADSs held by the Released Holder) shall be immediately and fully released on the same terms from any remaining lockup restrictions set forth herein; provided, however, that in the case of any primary or secondary registered public offering or sale of ADSs that is underwritten (the “Underwritten Sale”), the Representatives agree that they will not grant a release to any shareholder of the Company relating to the restrictions described above, unless (i) the undersigned is offered the opportunity to participate on a pro rata basis (based on the number of ADSs held by the holders participating in such Underwritten Sale) and on the same terms as any other holder of ADSs in such Underwritten Sale and (ii) the undersigned is not required to accede to any registration rights agreement between certain of the Company’s shareholders ((i) and (ii) together, the “Conditions”). If a release is granted in connection with an Underwritten Sale where the Conditions are satisfied and where the undersigned has taken up the offer pursuant to (i) in the preceding sentence, the Representatives may grant a release in respect of the ADSs held by the undersigned on a pro rata basis solely for the purpose of allowing the undersigned to participate in the Underwritten Sale.

If the undersigned is released from any of its obligations under this Lock-Up Agreement or, by virtue of this Lock-Up Agreement, and the undersigned becomes entitled to offer, sell, contract to sell, pledge or otherwise dispose of, or enter into a transaction or arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares or ADSs or Derivative Instruments prior to the expiration of the Lock-Up Period, you shall notify the Holders and the Company as promptly as practicable of any such release or entitlement; provided that the failure to provide such notice shall not give rise to any claim or liability against the Representatives or the Underwriters.

The undersigned understands that if the Underwriting Agreement does not become effective by February 28, 2021, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the ADSs to be sold thereunder, the undersigned shall automatically be released from all obligations under this Lock-up Agreement. This Lock-up Agreement shall lapse and become null and void if the closing of the Offering shall not have occurred on or before February 28, 2021.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns. This Lock-Up Agreement may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This Lock-up Agreement and any claim, controversy or dispute arising under or related to this Lock-up Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title:

ANNEX II

Form of Press Release

Ozon Holdings PLC

[ 🌑 ], 2020

Ozon Holdings PLC (the “Company”) announced today that Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, the lead book-running managers in the Company’s recent public sale of            American Depositary Shares each representing                     of the Company’s ordinary shares, are [waiving] [releasing] a lock-up restriction with respect to                of the Company’s ordinary shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on        ,                2020, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX III

Form of Chief Financial Officer’s Certificate

OZON HOLDINGS PLC

CHIEF FINANCIAL OFFICER’S CERTIFICATE

Pursuant to Section 9(q) of the Underwriting Agreement

_____________, 2020

I, Daniil Fedorov, do hereby certify that I am the Chief Financial Officer of Internet Solutions LLC, the key operating subsidiary of Ozon Holdings PLC, a public limited company organized under the laws of Cyprus (the “Company”), and based upon an examination of the Company’s financial records and schedules and other Company books, records, and systems undertaken by myself or members of my staff who are responsible for the Company’s financial and accounting matters, do hereby certify on behalf of the Company and solely in my capacity as an officer of the Company (and not in my individual capacity) that:

1.

I am familiar with the accounting, operations and records systems of the Company and its consolidated subsidiaries and have responsibility for the financial and accounting matters with respect to the Company and its subsidiaries.

2.

At [ 🌑 ], 2020, there was no increase in borrowings, other than accrued interest on borrowings outstanding as of September 30, 2020, increase in loans from shareholders, change in issued share capital of the Company and its consolidated subsidiaries as compared with amounts shown in the September 30, 2020 balance sheet included in the Registration Statement (as defined below), except in all instances for changes that the Registration Statement discloses have occurred or may occur.

3.

For the period from October 1, 2020 to [ 🌑 ], 2020 (the “Interim Financial Data”), there were not any decreases, as compared to the corresponding period in the preceding year, in revenue, net income/(loss) or comprehensive income, except for the ₱1 billion payment from the Company to Sberbank of Russia in relation to the settlement agreement as disclosed in the Registration Statement and in all other instances for changes or decreases that the Registration Statement discloses have occurred or may occur.

4.

The Interim Financial Data, while unaudited and not examined by our independent public accountants, (a) was accurately derived from the applicable internal accounting and/or financial records of the Company, as applicable and (b) prepared in good faith based upon the assumptions that the Company’s management believes are reasonable and consistent with the Company’s internal records and information systems.

5.

I or members of my staff have reviewed the circled information contained in the attached Exhibit A (the “Registration Statement Circled Information”), which is included in the amended registration statement on Form F-1 (the “Registration Statement”) and the preliminary prospectus dated [ 🌑 ], 2020.

6.

I or members of my staff have compared each of the Registration Statement Circled Information with the amount included in the books and records of the Company and its consolidated subsidiaries, or on a schedule or report prepared by the Company’s management team and derived from the applicable books and records, and found them to be in agreement in all material respects.

7.

As of the date of the Preliminary Prospectus, the time of the effectiveness of the Registration Statement, the date of the Final Prospectus, and the date hereof, to the best of my knowledge, the Registration Statement Circled Information: (a) was true and correct in all material respects, and (b) was accurately derived from the applicable internal accounting and/or financial records of the Company and/or was accurately derived from applicable internal records or schedules of the Company prepared by management of the Company, as applicable.

This certificate is being furnished pursuant to the Underwriting Agreement, dated as of the date hereof (the “Underwriting Agreement”), by and among Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC (collectively, the “Underwriters”) and the Company, solely to assist in conducting their due diligence investigation of the Company in connection with a proposed offering of securities of the Company. This certificate may be relied upon by the Underwriters for this purpose. Without the written consent of the Company: (i) no person other than the Underwriters may rely on this certificate for any purpose; (ii) this certificate may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document (other than the Underwriting Agreement); (iii) this certificate may not be cited or quoted in any other document or communication which might encourage reliance upon this certificate by any person or for any purpose excluded by the restrictions in this paragraph (other than the Underwriting Agreement); and (iv) copies of this certificate may not be furnished to anyone for purposes of encouraging such reliance.

[Signature page to follow.]

In witness whereof, the undersigned has executed and delivered this Chief Financial Officer’s Certificate as of the date first above written.

By:
Name: Daniil Fedorov
Title: Chief Financial Officer

Exhibit A

Registration Statement Circled Information